                                                                   EXHIBIT 10.17

                        WAIVER OF DIRECTOR'S COMPENSATION

      This Waiver of Director's Compensation ("WAIVER") is hereby executed effective as of the date set forth below (the "EFFECTIVE DATE") by the undersigned (the "DIRECTOR"), a member of the Board of Directors ("BOARD Member") of Corrpro Companies, Inc. (the "COMPANY"), on behalf of himself, his heirs, executives, successors and assigns for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged.

      Pursuant to this Waiver, the Director hereby waives and relinquishes his rights and any and all claims to receive cash compensation or equity securities for his services as a Board Member, including, without limitation, an award of options pursuant to the 1997 Non-Employee Directors' Plan of Corrpro Companies, Inc. effective April 28, 1997; provided, however, that this Waiver shall not constitute a waiver or relinquishment of the Director's right to other benefits, such as indemnification and insurance coverage, and to reimbursement from the Company, in accordance with the Company's policy, for his ordinary and reasonable expenses incurred in furtherance of his performance of his duties as a Board Member.

      The Director further certifies, acknowledges and agrees that he has read and completely understands the provisions of this Waiver and that he is signing freely and voluntarily, without duress, coercion or undue influence.

      IN WITNESS WHEREOF, the Director has executed this Waiver effective as of the 3rd day of May, 2004.
                                             /s/ Joseph W. Rog
                                        By: _________________________________

                                                       Joseph W. Rog
                                        Printed Name: _______________________